UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January 25, 2007
                                                         ----------------

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                        1-11988                 22-2365834
           --------                        -------                 ----------
(State or other jurisdiction of   (Commission file number)     (I.R.S. employer
incorporation or organization)                               identification no.)

                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (212) 421-9400
                                 --------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT
UNCERTAINTIES. THESE INCLUDE THE FOLLOWING: THE NATURE, SCOPE AND ESTIMATED IMPACT OF EXPECTED RESTATEMENTS IS PRELIMINARY AND MAY CHANGE BASED UPON ADDITIONAL ANALYSIS BY THE COMPANY OR ITS AUDITORS. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In a Current Report on Form 8-K filed by the Company on December 19, 2006, the Company reported that its Board of Directors and Audit Committee had determined that the Company will restate its previously reported financial statements for its fiscal years ended June 30, 2003; June 30, 2004; June 30, 2005; and for the first three quarters of the fiscal year ended June 30, 2006. As noted in that Report, the Company expects that the restatement will relate primarily to the reporting of certain of "archival sales" between the Company and the Company's majority shareholder, Afinsa Bienes Tangibles, S.A. ("Afinsa") which the Company now believes should not have been recognized entirely as revenue from a related party, but rather should have been recorded as a combination of revenue from a related party and additional paid-in capital.

The prior report indicated that at that time the Company estimated that such archival sales comprised approximately $73 million of the $417 million in total sales to Afinsa over the time period in question and noted that such sales accounted for a larger percentage contribution to the gross profits recorded during the period. Based on additional work, the Company now believes that the sales to be restated will exceed $73 million, and are likely to total between $100 million and $125 million of the $417 million in total sales to Afinsa during the period.

The Company continues to believe, as noted in the prior Report, that the restatement will be largely contained within discontinued operations and would be evidenced by decreased revenues from discontinued operations, decreased net income and decreased retained earnings, the latter of which would be offset by an identical increase in additional paid-in capital, with the net result being no overall change to the Company's total stockholders' equity and cash position, when viewed cumulatively over the time period in question.

Additional information regarding these matters can be found in the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 19, 2006.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 25, 2007


                                   ESCALA GROUP INC.



                                      By:/s/ Matthew Walsh
                                      --------------------
                                      Name:  Matthew Walsh
                                      Title: President and Chief Financial
                                              Officer

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